United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 23, 2023)

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the units	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2023 and March 24, 2023, Gardiner Healthcare Acquisitions Corp. (the “Company”) issued two unsecured promissory notes (each, a “Convertible Note” and, collectively, the “Convertible Notes”) to Payees (as defined below), pursuant to which the Company is entitled to borrow an aggregate of up to $549,359.35 for costs, fees and expenses related to the Company’s operations, including those relating to the preparation, negotiation and consummation of an intended Business Combination (as defined below). All unpaid principal under the Convertible Notes will be due and payable in full on the earlier of (i) June 27, 2023 (the “Maturity Date”) and (ii) the date on which the Company consummates an initial business combination (the “Business Combination”).

The Convertible Note entered into by the Company on March 23, 2023 was issued to Moss Ridge PTY LTD (“Moss Ridge”) for a principal sum of up to $534,723.35 and the Convertible Note entered into by the Company on March 24, 2023 was issued to Anthony Julien (“Julien” and, together with Moss Ridge, each a “Payee” and, collectively, the “Payees”) for a principal sum of up to $14,636.

Pursuant to the terms of the Convertible Notes, each Payee will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Convertible Notes into warrants to purchase the Company’s shares of common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one share Common Stock at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.

A copy of the form of Convertible Note is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Convertible Note is qualified in its entirety by reference thereto.

On March 24, 2023, the Company also issued an unsecured promissory note (the “Promissory Note”) to Gardiner Warrant Holdings LLC, an affiliate of the Company, pursuant to which the Company is entitled to borrow an aggregate of up to $14,190.00 for costs, fees and expenses related to the Company’s operations, including those relating to the preparation, negotiation and consummation of an intended Business Combination. All unpaid principal under the Promissory Note will be due and payable in full on the earlier of (i) the Maturity Date and (ii) the date on which the Company consummates a Business Combination.

A copy of the Promissory Note is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Promissory Note is qualified in its entirety by reference thereto.

Sponsor Support Agreement

In connection with entering into the Convertible Note, on February 6, 2023, the Payees, Gardiner Healthcare Holdings, LLC, a Delaware limited liability company (“Gardiner Sponsor”), Chardan Gardiner LLC, a Delaware limited liability company (“Chardan Sponsor”), and CCMAUS Pty Ltd., an Australian company (together with the Gardiner Sponsor and Chardan Sponsor, the “Sponsors” and each, a “Sponsor” of the Company) entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsors agreed to assign and transfer to the Lenders a certain number of shares of Common Stock owned by the Sponsors in accordance with the terms of such Sponsor Support Agreement, as an inducement for the Lenders to make the Loans.

A copy of the Sponsor Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of each of the Convertible Notes, including any issuance of private placement warrants thereunder, was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Convertible Note.
10.2	Promissory Note, dated as of March 24, 2023.
10.3	Sponsor Support Agreement, dated as of March 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardiner Healthcare Acquisitions Corp.

Date: March 29, 2023	By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer